CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Principal Investors Fund, Inc. on Form N-14 of our reports each dated December
22, 2005 appearing in the Annual Reports of WM Trust I, WM Trust II and WM Strategic Asset Management Portfolio's, LLC for the year ended October 31, 2005 in the Prospectus and Statement of Additional Information, which are part of such Registration Statement.

We also consent to the reference to us under the heading "Financial Statements" in the Prospectus.


/s/ Deloitte & Touche LLP
Boston, Massachusetts
September 18, 2006